UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 22, 2012

MEDICAL ALARM CONCEPTS HOLDING, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-153290	26-3534190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 West Church Road, Suite B, King of Prussia, PA		19406
(Address of principal executive offices)		(Zip Code)

(877) 639-2929

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 16, 2012, the Company reached agreement with FirstFitness International, Inc. to amend the financing agreement and security agreements dated January 4, 2012 where the Company provided a one-year loan to FirstFitness International. In this amendment the parties agree to the following: Should FirstFitness International, Inc. pay to Medical Alarm Concepts Holdings, Inc. the sum of $35,000 by May 31, 2012 and the additional sum of $35,000 by July 10, 2012, all remaining balances relating to the financing agreement dated January 4, 2012 will be forgiven and the entire debt due to Medical Alarm Concepts Holdings, Inc. will have been satisfied. Should FirstFitness International, Inc. fail to pay Medical Alarm Concepts Holdings, Inc. the sum of $35,000 by May 31, 2012 all provisions of the previous agreement will remain in full force. Should FirstFitness International, Inc. pay Medical Alarm Concepts Holdings, Inc. the sum of $35,000 by May 31, 2012, but fail to pay Medical Alarm Concepts Holdings, Inc. the sum of $35,000 by July 10, 2012, the amount owed to Medical Alarm Concepts Holdings, Inc. will be reduced by the previously paid $35,000, but all provisions of the previous agreement will remain in full force.

Item 8.01. Other Events.

On May 17, 2012, the Company received payment of revenue associated with the first sections of a previously announced sale of MediPendants. Total payments associated with this release totaled $275,000. The Company expects additional revenue through the end of 2012 associated with this previously announced contract announced on March 12, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2012		MEDICAL ALARM CONCEPTS HOLDING, INC.

	By:	/s/ Howard Teicher
Howard Teicher
Chief Executive Officer